Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-1 (Nos. 333-289216 and 333-287569), on Form S-3 (No. 333-289443) and on Form S-8 (Nos. 333-291202 and 333-284242) of our report dated March 30, 2026 with respect to the audited consolidated financial statements of OS Therapies Incorporated appearing in this Annual Report on Form 10-K.

/s/ MaloneBailey, LLP

www.malonebailey.com

Houston, Texas

March 30, 2026